EXHIBIT 31.3

CERTIFICATION PURSUANT TO
RULE 13a-14(a)/15d-14(a),
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, R. David Russell, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Apollo Gold Corporation; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:  April 29, 2010

/s/ R. David Russell
R. David Russell
President and Chief Executive Officer